SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

August 19, 2004

Halliburton Company
(Exact name of registrant as specified in its charter)

State or other Jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

Delaware	1-3492	No. 75-2677995

1401 McKinney, Suite 2400
Houston, Texas 77010
(Address of principal executive offices)

Registrant's telephone number,
including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events.

Halliburton confirmed today that the United States District Court for the Eastern District of Texas in Tyler, Texas, has entered a final judgment in its patent infringement lawsuit against Smith International and has awarded Halliburton Energy Services $41 million.  In addition to the $24 million in actual damages that was awarded through the jury's June 25 verdict, Halliburton also has been awarded $12 million in enhanced damages, $4 million in attorney fees and nearly $1 million in prejudgment interest.

Further, a permanent injunction was issued barring Smith from designing roller cone drill bits in the United States using methods covered by the patents, and from making, using, selling or offering for sale in the United States any infringing roller cone drill bits.  The injunction also prohibits Smith from using its IDEAS software to design a roller cone drill bit in the United States except where specified infringing features have been removed and allows Halliburton to monitor Smith’s bit designing procedures and bit designs in the United States for an initial three-year period.  Separately, Halliburton has agreed to permit Smith to sell its existing inventory of infringing bits through November in return for a fee.

Item 9. Regulation FD Disclosure.

On August 19, 2004 registrant issued a press release entitled “Halliburton Awarded $41 Million from Smith International.”

The text of the press release is as follows:

HALLIBURTON AWARDED $41 MILLION FROM SMITH INTERNATIONAL

Company awarded enhanced damages, attorney fees in drill bit case

HOUSTON, Texas -- Halliburton (NYSE:HAL) confirmed today that the United States District Court for the Eastern District of Texas in Tyler, Texas, has entered a final judgment in its patent infringement lawsuit against Smith International and has awarded Halliburton Energy Services $41 million.  In addition to the $24 million in actual damages that was awarded through the jury's June 25 verdict, Halliburton also has been awarded $12 million in enhanced damages, $4 million in attorney fees and nearly $1 million in prejudgment interest.

Further, a permanent injunction was issued barring Smith from designing roller cone drill bits in the United States using methods covered by the patents, and from making, using, selling or offering for sale in the United States any infringing roller cone drill bits.  The injunction also prohibits Smith from using its IDEAS software to design a roller cone drill bit in the United States except where specified infringing features have been removed and allows Halliburton to monitor Smith’s bit designing procedures and bit designs in the United States for an initial three-year period.  Separately, Halliburton has agreed to permit Smith to sell its existing inventory of infringing bits through November in return for a fee.

"We're pleased with the outcome of this case and to continue moving forward with providing superior drill bit technology and products to our customers around the world," explained John Gibson, chief executive officer, Halliburton's Energy Services Group.  “But we continue to pursue similar litigation against Smith in Italy and the United Kingdom to further protect that superior technology," said Gibson.
Security DBS, Halliburton's drill bit business, filed the lawsuit in September 2002 seeking damages for Smith's willful infringement of Halliburton's patented roller cone drill bit technology.  The jury found that Smith's competing bits willfully infringed three of Halliburton's patents, and rejected Smith’s claims that the patents are invalid.  In its recent order, the court also rejected Smith's claims that Halliburton's patents are unenforceable and enjoined Smith from further infringement of the patents.

Halliburton, founded in 1919, is one of the world's largest providers of products to the petroleum and energy industries.  The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments.  The company's World Wide Web site can be accessed at www.halliburton.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: August 19, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary